UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2022

 North Haven Private Income Fund LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-56388	87-4562172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1585 Broadway New York, NY	10036
(Address of principal executive offices)	(Zip Code)

1 (212) 761-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class S Units	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement

On July 7, 2022, North Haven Private Income Fund LLC (the “Company”), entered into an amendment (the “Second Amendment”) to that certain Senior Secured Revolving Credit Agreement (the “ING Facility”), dated as of February 1, 2022 (as amended by the Amendment No. 1 to Senior Secured Revolving Credit Agreement, dated as of February 4, 2022), by and among the Company, as the borrower, the lenders and issuing banks from time to time party thereto, and ING Capital LLC, as administrative agent (in such capacity, the “Administrative Agent”). The Second Amendment, among other things, corrects an error of a technical nature in the documentation for the ING Facility. On July 8, 2022, Apple Bank for Savings and BNP Paribas entered into joinder agreements in favor of the Company and the Administrative Agent, pursuant to which Apple Bank for Savings and BNP Paribas agreed to become lenders under the ING Facility and to provide dollar or eurocurrency commitments of $50,000,000 and $125,000,000, respectively. Following the effectiveness of the joinder agreements, the aggregate amount of total commitments under the ING Facility is $875,000,000. The other material terms of the ING Facility remain unchanged. Borrowings under the ING Facility are subject to various covenants under the related agreements as well as the leverage restrictions contained in the Investment Company Act of 1940, as amended.

The description above is only a summary of the Second Amendment and is qualified in its entirety by reference to the copy of the amendment, which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2022	North Haven Private Income Fund LLC

	By:	/s/ Venugopal Rathi
Venugopal Rathi
Chief Financial Officer